United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2021

DANIMER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39280	84-1924518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

140 Industrial Boulevard, Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 243-7075

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, $0.0001 par value per share	DNMR	The New York Stock Exchange

Item 8.01 Other Events.

Risk Factor Update

The following risk factor is provided by Danimer Scientific, Inc. (the “Company”) to update and supplement the risk factors contained in the Company’s filings under the Securities Exchange Act of 1934, as amended, and should be read in conjunction with those other risk factors.

Techniques employed by short sellers may drive down the market price of our common stock and/or spur litigation or regulatory action.

Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. Short sellers hope to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement securities, as short sellers expect to pay less in that purchase than they received in the sale. As it is in short sellers’ interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

We have had instances where we have been the subject of negative publicity campaigns based on incomplete, outdated or misunderstood information. We do not believe there is any merit to these campaigns and we believe that their sole purpose was to benefit the short sellers of our securities. Furthermore, we believe that our responses to such campaigns, together with the substantial amount of publicly available information about our company, sufficiently demonstrate the lack of merit of each claim. It is not clear what long-term effect such negative publicity could have on us and/or whether we will continue to be subject to short seller attacks from time to time in the future. If we were to become the subject of any additional unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would prefer to strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short sellers by principles of freedom of speech, applicable state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could divert management’s attention from the day-to-day operations of our company. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact the market price of our common stock and our business operations.

We believe that the several previously disclosed class action securities claims, the first of which was filed against the Company on May 14, 2021, are a result of these short seller reports. Prior thereto, on May 5, 2021, the Company received a letter from the Atlanta regional office of the Securities and Exchange Commission (the “SEC”), in connection with a non-public, fact-finding inquiry, requesting that the Company voluntarily produce certain specified information. On July 14, 2021, the Company timely and voluntarily produced the information requested by the SEC. The Company believes that it has fully complied with the SEC’s request, and there have been no further information requests or inquiries by the SEC since the Company’s response in July.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2021

DANIMER SCIENTIFIC, INC.

By:	/s/ John A. Dowdy, III
Name:	John A. Dowdy, III
Title:	Chief Financial Officer

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